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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Equity Office Properties Trust, EOP Operating Limited Partnership and Cornerstone Properties Inc. of our report dated March 3, 2000 relating to the consolidated financial statements of Cornerstone Properties Inc, which appears in Cornerstone Properties Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999. We also hereby consent to the use in this Registration Statement on Form S-4 of our report dated April 12, 2000 relating to the financial statements and the financial statement schedule of Cornerstone Properties Limited Partnership, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts", "Partnership Merger Selected Historical Financial Data" and "REIT Merger Selected Historical Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
May 11, 2000